TAX I.D. NO. 20-0678696

FLOATING EURODOLLAR NOTE

(Non-Revolving)

$1,900,000                          Detroit, Michigan
                                   February 20, 2007

On or before February 20, 2008 (herein called the “Maturity Date”), FOR VALUE RECEIVED, the undersigned, NEW MEDIA LOTTERY SERVICES (INTERNATIONAL) LIMITED, an Irish corporation (herein called “Borrower”), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called “Bank”), in lawful currency of the United States of America, the principal sum of ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000), together with interest thereon as hereinafter set forth.

Subject to the terms and conditions of this Note, the unpaid principal balance from time to time outstanding under this Note during an applicable Monthly Period shall bear interest at a per annum rate equal to the Eurodollar Rate applicable to such Monthly Period. For purposes of this Note, the Eurodollar Rate for an applicable Monthly Period shall be determined as of the Interest Reset Date which is the first day of such Monthly Period, and (subject to the terms and conditions of this Note) such interest rate shall remain and continue as the Applicable Interest Rate for the entire unpaid principal balance from time to time outstanding under this Note at any time during such Monthly Period, until the next-occurring Interest Reset Date, at which time, the Eurodollar Rate shall again be determined and recalculated in accordance with the foregoing for the next-occurring Monthly Period.

This is a Note pursuant to which Borrower may make multiple advances, provided there is no Event of Default hereunder, but sums repaid may not be readvanced. A request for advance shall be submitted in writing to Bank.

Accrued and unpaid interest hereunder shall be payable monthly, in arrears, on the first (1st) Business Day of each month commencing March 1, 2007, until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, to the extent applicable, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime Rate on the date of each such change in the Prime Rate. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The Applicable Interest Rate and the amount and date of any repayments shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

Borrower may prepay all or part of the outstanding balance of this Note at any time without penalty or premium; provided, however, Borrower shall not be permitted to reborrow any amounts so prepaid.

In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by Borrower to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. Borrower hereby authorizes Bank to charge any account of Borrower with Bank for all sums due hereunder when due in accordance with the terms hereof.

Borrower acknowledges and agrees that if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining all or any part of the Indebtedness under this Note on the books of such Eurodollar Lending Office.

If Bank determines that, (a) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank, or (b) if the rate of interest referred to in the definition of "Eurodollar Rate" does not accurately or fairly cover or reflect the cost to Bank of making or maintaining the Indebtedness hereunder at the Eurodollar Rate, then Bank shall forthwith give notice thereof to the Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the Indebtedness from time to time outstanding hereunder shall bear interest at the Prime-based Rate.

If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to make or maintain any Indebtedness hereunder with interest at the Eurodollar Rate, Bank shall forthwith give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the right of Borrower to have the Indebtedness hereunder bear interest at the Eurodollar Rate shall be suspended, and the entire principal amount outstanding under this Note shall bear interest at the Prime-based Rate.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

(a)
shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank’s principal executive office or Eurodollar Lending Office is located); or

(b)
shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Indebtedness under this Note;

and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error in computation.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the making or maintaining any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation's) capital as a consequence of such obligations or the making or maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to the making or maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

This Note and any other indebtedness and liabilities of any kind of Borrower to Bank, and any and all modifications, renewals or extensions thereof, whether joint or several, contingent or absolute, direct or indirect, now existing or later arising, and however evidenced (collectively the “Indebtedness”), are secured by and Bank is granted a security interest in all items at any time deposited in any account of Borrower with Bank and by all proceeds of these items (cash or otherwise), all account balances of Borrower from time to time with Bank, by all property of Borrower from time to time in the possession of Bank, and by any other collateral, rights and properties described in each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by Borrower or others to or for the benefit of Bank (collectively the “Collateral”). Notwithstanding the foregoing, (a) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of Borrower’s principal dwelling or in any of Borrower’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, and (b) if Borrower has given or gives Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other Indebtedness of Borrower, unless expressly provided to the contrary in another place.

If (a) Borrower or any guarantor under a guaranty of all or any part of the Indebtedness (a “guarantor”) fail(s) to pay this Note, or any part thereof, or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (b) Borrower or any guarantor fail(s) to comply with any of the terms or provisions of any agreement between Borrower or any guarantor and Bank; or (c) Borrower or any guarantor become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding, or (if a corporation) is the subject of a dissolution, merger or consolidation; or (d) any warranty or representation made by Borrower or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete in any material respect; or (e) there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) there is any failure by Borrower or any guarantor to pay, when due, any of its indebtedness (other than to Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) Bank deems itself insecure, believing in good faith that the prospect of payment or performance of this Note or any of the Indebtedness is materially impaired or shall fear deterioration, removal or waste of any of the Collateral; or (h) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon Borrower or any guarantor or any of the Collateral, including, without limit, any accounts of Borrower or any guarantor with Bank, then Bank, upon the occurrence and at any time during the continuance or existence of any of these conditions or events (each a “Default”), may at its option and without prior notice to Borrower, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by Bank to Borrower, charge interest at the default rate provided in the document evidencing the relevant Indebtedness, and exercise any one or more of the rights and remedies granted to Bank by any agreement with Borrower or which are granted to Bank under applicable law, or otherwise.

Notwithstanding anything to the contrary set forth in this Note, upon the occurrence and during the continuance or existence of any Default hereunder, the Indebtedness outstanding hereunder shall bear interest at a per annum rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law), which interest shall be payable upon demand.

Borrower waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Borrower, or release, substitution or nonenforcement of any security, or release or substitution of any guarantor or any other party, whether with or without notice, shall affect the obligations of Borrower. Borrower waives all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. Borrower agrees that Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with such right, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which the Bank now or later has relating to Borrower and the Indebtedness.

Borrower agrees to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

Borrower acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by a duly authorized officer of Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

This Note shall bind Borrower and Borrower’s respective successors and assigns.

For the purposes of this Note, the following terms shall have the following meanings:

“Applicable Interest Rate” shall mean, in respect of the Indebtedness outstanding under this Note at any time, the Eurodollar Rate or the Prime-based Rate, as determined in accordance with the terms and conditions of this Note.

“Business Day” shall mean any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to the Eurodollar Rate, also a day on which transactions in the interbank eurodollar market are conducted.

“Eurodollar Rate” shall mean, in respect of any applicable Monthly Period, a per annum interest rate, calculated as of the Interest Reset Date which is the first day of such Monthly Period, and which shall be the Applicable Interest Rate under this Note for such Monthly Period, which is equal to the sum of the Eurodollar Margin plus the quotient of the following (which amount shall be rounded upwards, if necessary, to the nearest 1/16th of 1%):

(a)
the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market for a period of time equal to such Monthly Period at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on each such Interest Reset Date;

divided by

(b)
a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate during such Interest Period at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Eurodollar Lending Office” shall mean Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower.

“Eurodollar Margin” shall mean two and one half percent (250 basis points) per annum.

“Interest Reset Date” shall mean the first (1st) Business Day of each succeeding calendar month.

“Monthly Period” shall mean a period of time commencing on a respective Interest Reset Date (i.e., the first (1st) Business Day of a calendar month), and ending on the next-occurring Interest Reset Date (i.e., the first (1st) Business Day of the next calendar month).

“Prime Rate” shall mean the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Rate” shall mean a per annum interest rate equal to the Prime Rate.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS HEREUNDER.

NEW MEDIA LOTTERY SERVICES (INTERNATIONAL) LIMITED, an Irish corporation

By:

Its:

and

By:

Its: